Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IXYS Corporation

Milpitas, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IXYS Corporation (the “Company”) of our reports dated June 14, 2013 relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013.

/s/ BDO USA, LLP

San Francisco, California

November 12, 2013